Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 13, 2014, with respect to the consolidated financial statements included in the Annual Report of Erickson Air-Crane Incorporated on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement of Erickson Air-Crane Incorporated on Form S-8 (File No. 333-180778) and Form S-3 (File No. 333-189196).

/s/ GRANT THORNTON LLP

Portland, Oregon

March 13, 2014